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                                                               Exhibit 99.g.2

                         AMENDED AND RESTATED SCHEDULE A
                       TO THE CUSTODIAN AGREEMENT BETWEEN
                HIGHMARK FUNDS AND UNION BANK OF CALIFORNIA, N.A.

NAME OF FUND

California Tax Free Money Market Fund (Fiduciary and Retail Shares) Diversified Money Market Fund (Fiduciary and Retail Shares)
U.S. Government Money Market Fund (Fiduciary and Retail Shares)
100% U.S. Treasury Money Market Fund (Fiduciary and Retail Shares) Balanced Fund (Fiduciary and Retail Shares)
Growth Fund (Fiduciary and Retail Shares)
Large Cap Value Fund (Fiduciary and Retail Shares)
Bond Fund (Fiduciary and Retail Shares)
Value Momentum Fund (Fiduciary and Retail Shares)
International Equity Fund (Fiduciary and Retail Shares)
California Intermediate Tax Free Bond Fund (Fiduciary and Retail Shares) Small Cap Value Fund (Fiduciary and Retail Shares)
Core Equity Fund (Fiduciary and Retail Shares)
Small Cap Growth Fund (Fiduciary and Retail Shares)






                                       UNION BANK OF CALIFORNIA, N.A.

                                       By: _____________________________

                                       Title: __________________________

                                       Date: ___________________________

                                       HIGHMARK FUNDS

                                       By: _____________________________

                                       Title: __________________________

                                       Date: ___________________________